EXHIBIT 23.2

                     INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


The Board of Directors
RSI Systems, Inc.:

We consent to incorporation by reference in the registration statements (commission File numbers 333-62573, 33-95912, 333-18613, 333-70773 and
333-46721) on Forms S-8 and S-3 of RSI Systems, Inc. of our report dated September 7, 2000, relating to the balance sheet of RSI Systems, Inc. as of June 30, 2000 and the related statement of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the June 30, 2000 annual report on Form 10-KSB of RSI Systems, Inc.




                                            /s/  LUND KOEHLER COX & ARKEMA, LLP

Minneapolis, Minnesota
September 27, 2000